EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
  BTU International, Inc.:
We consent to the inclusion and incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2005 (except with respect to the matters discussed in footnote 3 as to which the date was March 29, 2005) relating to the consolidated financial statements and financial statement schedule of BTU International, Inc. and subsidiaries as of December 31, 2004 and 2003 and for each of the three years ended December 31, 2004, included in the Annual Report on Form 10-K. It should be noted that we have not audited any financial statements of BTU International, Inc. subsequent to December 31, 2004 or performed any audit procedures subsequent to the date of our report.
We also consent to the reference to us under the headings “Selected Consolidated Financial Data” and “Experts” in the Prospectus.
/s/ Vitale, Caturano & Company, Ltd.
VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
November 29, 2005